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                                                                EXHIBIT 17(b)(4)




                         [JANNEY MONTGOMERY SCOTT LOGO]




                        Supplemental Presentation to the
                             Board of Directors of
                        Kentek Information Systems, Inc.



                               September 10, 1999

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Background
--------------------------------------------------------------------------------

o Per the SEC's request, Janney Montgomery Scott has performed an additional Discounted Cash Flow Analysis ("Modified DCF Analysis").

o       In preparing the Modified DCF Analysis, we:

        - combined Kentek's adjusted cash as of June 30, 1999 with the calculated "going concern" value of Kentek (i.e. did not discount cash as we did in our Supplemental Presentation dated August 13, 1999)

        - used the Status Quo Projections prepared by the Company in connection with our Supplemental Presentation dated August 13, 1999

o This Modified DCF Analysis differs from the DCF Analysis in the Supplemental Presentation dated August 13, 1999, in that we used the adjusted cash balance as of June 30, 1999, as oppose to discounting back to present value the cash balance at the end of the projection period.

o The Modified DCF Analysis and an updated valuation summary reflecting this additional analysis are presented on the following pages.

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2                                                        JANNEY MONTGOMERY SCOTT
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

Discounted Cash Flow Analysis
Kentek Information Systems, Inc.
--------------------------------------------------------------------------------

                                                                            PROJECTED
                                                   ------------------------------------------------------------     TERMINAL
                                                   06/30/00     06/30/01     06/30/02     06/30/03     06/30/04      VALUE
                                                   --------     --------     --------     --------     --------     --------
Sales                                              $ 23,699     $ 17,495     $ 13,283     $  9,128     $  6,123
     (DELTA) in A/R                                     399          765          519          512          370
                                                   --------     --------     --------     --------     --------
Cash Sales                                           24,098       18,260       13,802        9,640        6,493

Cost of Goods Sold                                   12,323        9,097        6,907        4,746        3,184
     (DELTA) in Inventory                            (1,376)      (1,105)        (750)        (740)        (535)
     (DELTA) in A/P                                     135          318          216          213          154
                                                   --------     --------     --------     --------     --------
Cash Cost of Goods Sold                              11,082        8,311        6,373        4,220        2,803

Cash Gross Profit                                    13,016        9,949        7,429        5,420        3,690

Operating Expenses                                    7,870        5,785        4,815        3,595        2,465
     Depreciation & Amortization                       (564)        (300)        (300)        (300)        (200)
                                                   --------     --------     --------     --------     --------
Cash Operating Expenses                               7,306        5,485        4,515        3,295        2,265

Cash Operating Income                                 5,710        4,464        2,914        2,125        1,425

Less: 37.5% Pro Forma Tax on Taxable Net Income       1,315          980          585          295          178
Less: Capital Expenditures                              361          260          200          200          200
                                                   --------     --------     --------     --------     --------

Unlevered FCF to Capital Providers                 $  4,034     $  3,224     $  2,129     $  1,631     $  1,048     $ 1,348(2)
Interest Expense Tax Shield                              --           --           --           --           --


NPV of Unlevered FCF(1)                    $  8,484
Add: NPV of Tax Shields                          --
Unlevered FCF to Capital Providers               --
                                           --------
SUGGESTED VALUE                            $  8,484


'Going Concern' Per Share Value            $   1.78
Add: Cash Per Share Value                      7.51
                                           --------
SUGGESTED PER SHARE VALUE                  $   9.29

                                       EBITDA MULTIPLE RANGE
                     ----------------------------------------------------------
                     0.0x        1.0x          2.0x         3.0x         4.0x
                     -----      -----         -----         -----        -----
          12.5%     $9.31        $9.39         $9.47        $9.55        $9.63
                                 --------------------------------
DISCOUNT  15.0%     $9.23        $9.30         $9.38        $9.45        $9.52
                                               -----
FACTOR    17.5%     $9.16        $9.22         $9.29        $9.35        $9.42
                                               -----
RANGE     20.0%     $9.09        $9.15         $9.21        $9.27        $9.33
                                 --------------------------------
          22.5%     $9.03        $9.08         $9.14        $9.19        $9.24


(1) Unlevered Free Cash Flows discounted at 17.5%, with only 75.1% of Year 1 Unlevered FCF (and Tax Shields) being captured.

(2) Assumes a terminal value equal to last year EBITDA of $.7 million multiplied by an EBITDA multiple of 2.0x.



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3                                                        JANNEY MONTGOMERY SCOTT
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Per Share Equity Valuation - Summary
--------------------------------------------------------------------------------




                                   [GRAPH]




Comparable Company Analysis
---------------------------
   Revenue                      $  7.38
   EBITDA                       $  4.01
   EBIT                         $  6.61
   P/E FY+1                     $  6.65
   Status Quo P/E FY+1          $ 10.85
   P/E FY+2                     $  4.48
   Status Quo P/E FY+2          $  9.11

Comparable Transactions
-----------------------
   Revenue                      $ 10.25
   EBITDA                       $  6.37
   EBIT                         $  5.12

DCF
---
   Buyout Analysis              $  7.93
   DCF                          $  6.99
   Modified DCF                 $  9.29

Liquidation
-----------
   Net Assets                   $  6.65


Dollar amounts represent median values.


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4                                                        JANNEY MONTGOMERY SCOTT
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Conclusion
--------------------------------------------------------------------------------

o Based on the Modified DCF Analysis, Janney Montgomery Scott notes that the $8.29 per share value of the consideration to be received by the Public Stockholders represents an equity value which is below the valuation range of the Modified DCF Analysis, and that this fact did not support a determination that the consideration to be received in the Merger is fair to the Public Stockholders from a financial point of view.

o Ten of the fourteen valuation parameters reviewed by Janney Montgomery Scott produced median per share equity values lower than the $8.29 Merger Consideration (range of medians: $4.01 to $10.85)

o The Modified DCF Analysis does not change the original opinion of Janney Montgomery Scott that the Merger is fair from a financial point of view to the Public Stockholders of the Company.



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5                                                        JANNEY MONTGOMERY SCOTT
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